Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Void after

December 7, 2014

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF ACHAOGEN, INC.

This Warrant is issued to FRED HUTCHINSON CANCER RESEARCH CENTER (“FHCRC”) by Achaogen, Inc., a Delaware corporation (the “Company”), pursuant to the terms of that certain Materials Transfer and Research License Agreement dated as of December         , 2004, by and between the Company and FHCRC.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to ten thousand (10,000) shares of the Company’s fully paid and nonassessable Common Stock (as adjusted from time to time pursuant to the provisions of this Warrant, the “Shares”) at an exercise price of $0.14 per share (as adjusted from time to time pursuant to the provisions of this Warrant, the “Exercise Price”).

2. Definitions.

(a) Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date of issuance of this Warrant and ending on the expiration of this Warrant pursuant to Section 13 hereof.

(b) Change of Control. The term “Change of Control” shall mean (i) any consolidation or merger involving the Company pursuant to which the Company’s stockholders own less than fifty percent (50%) of the voting securities of the surviving entity or (ii) the sale of all or substantially all of the assets of the Company.

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

X =	Y (A - B)
A

Where

X  —    The number of Shares to be issued to the holder of this Warrant in connection with such net exercise.

Y  —    The number of Shares purchasable under this Warrant.

A  —    The fair market value of one share of Company Common Stock.

B  —    The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of one share of Company Common Stock shall mean the average of the closing bid and asked prices of the Company’s Common Stock quoted in the over-the-counter market in which the Company’s Common Stock is traded or the closing price quoted on any exchange on which the Company’s Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Company’s Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share of Company Common Stock that the Company could obtain from a willing buyer for shares of Company Common Stock sold by the Company from authorized but unissued shares of Company Common Stock, as such prices shall be determined in good faith by the Company’s Board of Directors.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of a notice of exercise in substantially the form attached hereto as Exhibit A, and, if applicable, the Company shall issue and deliver a new Warrant for the number of Shares remaining under the Warrant and not purchased upon such exercise.

6. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof

7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its shares of Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock of the Company as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b) The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Warrant Shares have not been qualified under the California Securities Law of 1968 (the “California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent expressed above.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

(e) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

10. Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

11. Warrants Transferable. Subject to compliance with the terms and conditions of this Section 11, this Warrant and all rights hereunder are transferable, in whole, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer substantially in the form attached hereto as Exhibit B. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares transferred in accordance with this Section 11 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

12. Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

13. Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

(a) This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i) 5:00 p.m., California local time, on December 7, 2014;

(ii) Any Change of Control; or

(iii) The initial public offering of the Company’s Common Stock.

(b) The Company shall provide at least ten (10) days prior written notice of any event set forth in Section 13(a)(ii) or (iii).

14. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the holder of this Warrant, at the holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, and (ii) if to the Company, at the address of its principal corporate offices (attention: Chief Scientific Officer), with a copy to Michelle Whipkey and Daniel Rodriguez, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304-1050 or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

15. “Market Stand-Off’ Agreement. Holder hereby agrees that holder shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, this Warrant, any Shares or other securities of the Company, nor shall such holder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of this Warrant, any Shares or other securities of the Company, during the 180-day period (or such other shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) following the effective date of the first registration statement of the Company filed under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. Holder further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff’ agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period. Holder agrees to provide to the other underwriters of any public offering such further agreements as such underwriter may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 15. The obligations described in this Section 15 shall apply only if all officers and directors of the Company and all greater than 5% stockholders enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

16. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

17. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

Issued this 7th day of December, 2004.

ACHAOGEN, INC.

/s/ Nathaniel David
By: Nathaniel David
Title: Sr. Director

EXHIBIT A

NOTICE OF EXERCISE

TO:	ACHAOGEN, INC.

 Attention: Chief Scientific Officer

 1. The undersigned hereby elects to purchase Shares of pursuant to the terms of the attached Warrant.

 2. Method of Exercise (Please initial the applicable blank):

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant (including Section 9(e) thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                           the right represented by the attached Warrant to purchase              shares of                      of Achaogen, Inc. to which the attached Warrant relates, and appoints                      Attorney to transfer such right on the books of                     , with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: